UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2024
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On December 12, 2024, Lee Enterprises, Incorporated (the “Company”) reported its preliminary results for the four quarter ended September 29, 2024. In connection with the preliminary results, the Company issued a news release, which is attached hereto as Exhibit 99.1 (“News Release”). The Company also prepared presentation materials which were presented by management during the Company’s earnings conference call, which are attached hereto as Exhibit 99.2 and have been made available on the Company’s website, investors.lee.net (“Presentation Materials”). In addition to the information in the News Release, the Presentation Materials include content and financial figures showing its expectation to be sustainable without reliance on print media within five years.
The information furnished by and incorporated by reference in this Item 2.02, including the attached Exhibits, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 7.01. Regulation FD Disclosure
The disclosure contained in Item 2.02 is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits
99.1	Earnings Release
99.2	Presentation Materials December 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	December 12, 2024	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer